UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2005

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO        64111

(Address of Principal Executive Offices)      (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement

(a)          On September 22, 2005, Option One Mortgage Corporation (“OOMC”) and Option One Loan Warehouse Corporation (“OOLWC”), wholly owned subsidiaries of H&R Block, Inc. (the “Company”), entered into the following agreements:

(i)	Sale and Servicing Agreement dated as of September 1, 2005, among OOMC, OOLWC, Option One Owner Trust 2005-7 (the “HSBC Trust”), and Wells Fargo Bank, N. A. (“Wells Fargo”) (the “SSA”);

(ii)

Note Purchase Agreement dated as of September 1, 2005, among OOLWC, the HSBC Trust, HSBC Securities (USA) Inc., HSBC Bank USA, N.A. (“HSBC”), Bryant Park Funding LLC and HSBC Securities (USA) Inc. (the “NPA”); and

(iii)	Indenture dated as of September 1, 2005, between the HSBC Trust and Wells Fargo (the “Indenture”).

The SSA, NPA and the Indenture were entered into as part of OOMC’s off-balance sheet financing arrangement with HSBC (the “HSBC Warehouse Facility”). The HSBC Warehouse Facility provides funding totaling $1,000,000,000 for daily non-prime originations through September 20, 2006, subject to various triggers, events or occurrences that could result in earlier termination and bears interest at one-month LIBOR plus additional margin rates. The HSBC Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratio, minimum net income test and cross-default features in which a default under other arrangements to fund daily non-prime originations would trigger a default under the HSBC Warehouse Facility. In addition, the HSBC Warehouse Facility permits HSBC at any time to require the HSBC Trust to redeem specified borrowed amounts outstanding under the HSBC Warehouse Facility.

Under the HSBC Warehouse Facility, non-prime loans originated by OOMC are sold daily to the HSBC Trust, which utilizes the HSBC Warehouse Facility to purchase the loans. The HSBC Trust subsequently sells the loans directly to third-party investors or back to OOMC to pool the loans for securitization, as directed by its third-party beneficial interest holders. The decision to complete a whole loan sale or a securitization is dependent on market conditions. See “Off-Balance Sheet Financing Arrangements” in Item 7 of the Company’s Form 10-K/A for the fiscal year ended April 30, 2005.

(b)          On September 23, 2005, the Company and several of its subsidiaries entered into the following agreements with HSBC Bank USA, National Association (“HSBC Bank”) and its affiliates:

(i)

The HSBC Retail Settlement Products Distribution Agreement dated as of September 23, 2005 among HSBC Bank, HSBC Taxpayer Financial Services Inc. (“HSBC TFS”), Beneficial Franchise Company Inc. (“Beneficial Franchise”), Household Tax Masters Acquisition Corporation (“HTMAC”), H&R Block Services, Inc. (“Block

Services”), H&R Block Tax Services, Inc. (“Block Tax Services”), H&R Block Enterprises, Inc., (“Block Enterprises”), H&R Block Eastern Enterprises, Inc. (“Block Eastern Enterprises”), H&R Block Digital Tax Solutions, LLC (“Block Digital”), H&R Block Associates, L.P. (“Block Associates”), HRB Royalty, Inc. (“Royalty”), HSBC Finance Corporation (“HSBC Finance”) and the Company;

(ii)	The HSBC Digital Settlement Products Distribution Agreement dated as of September 23, 2005, among HSBC Bank, HSBC TFS, Block Digital and Block Services;

(iii)	The HSBC Refund Anticipation Loan Participation Agreement dated as of September 23, 2005, between HTMAC, Block Financial Corporation (“BFC”), HSBC Bank and HSBC TFS; and

(iv)	The HSBC Settlement Products Servicing Agreement dated as of September 23, 2005, among HSBC Bank USA and HSBC TFS, HTMAC and BFC.

The transactions contemplated by the foregoing agreements are referred to collectively herein as the “HSBC Settlement Products Program.”

Under the HSBC Settlement Products Program, HSBC Bank will originate refund anticipation loans (“RALs”) and issue refund anticipation checks (“RACs”) to eligible clients of H&R Block company-owned and franchise offices and clients who utilize tax preparation products or services through other H&R Block distribution channels. See “Description of Business—Tax Services” in Item 1 of the Company’s Form 10-K/A for the fiscal year ended April 30, 2005 for a description of RAL and RAC services and products. In addition, the HSBC Settlement Products Program permits BFC to purchase a 49.999999% participation interest in RALs originated under the HSBC Settlement Products Program. All RALs originated under the HSBC Settlement Products Program will be serviced by HSBC TFS. The HSBC Settlement Products Program commences on July 1, 2006 and will expire on June 30, 2011. The Company’s subsidiaries may extend the HSBC Settlement Products Program for two successive one-year renewal terms. The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the foregoing agreements in connection with filing such agreements as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended October 21, 2005.

(c)          In addition to the HSBC Settlements Program and the HSBC Warehouse Facility, HSBC Bank has other relationships with the Company and its subsidiaries. HSBC is a lending party pursuant to two $1,000,000,000 five-year revolving credit facilities maintained by BFC, as borrower, and the Company, as guarantor, with various lenders.

(d)          On September 27, 2005, HRB Management, Inc., a wholly owned subsidiary of the Company, entered into an employment agreement with Jeffrey Nachbor to serve as Senior Vice President, Corporate Controller of the Company. Pursuant to this agreement, Mr. Nachbor is employed on an “at will” basis, will receive an annual base salary of $275,000, a hiring bonus of $40,000 and will participate in the Company’s short-term incentive program with an aggregate target incentive award of $110,000. In addition, Mr. Nachbor will be (i) granted a stock option award to purchase shares of H&R Block Common Stock with a total value of approximately $100,000 based on the market value as of his employment date and (ii) awarded $100,000 in restricted shares of H&R Block Common Stock. Mr. Nachbor’s employment agreement also provides for severance benefits upon occurrence of a qualifying termination of employment, including a specified level of severance benefits upon an occurrence of certain “change in control” events.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01(a) of this report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Under the terms of the HSBC Warehouse Facility, OOMC provides a guarantee up to a maximum amount equal to approximately 10% of the aggregate principal balance of mortgage loans held by the HSBC Trust before ultimate disposition of the loans by the trusts. This guarantee would be called upon in the event adequate proceeds were not available from the sale of the mortgage loans to satisfy the current or ultimate payment obligations of the trusts. The maximum potential undiscounted amount of future payments that OOMC may be required to make pursuant to this guarantee would be approximately $100,000,000.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 27, 2005, Jeffrey Nachbor was appointed as Senior Vice President, Corporate Controller. The material terms of Mr. Nachbor’s employment are described under Item 1.01(d) above, which description is incorporated by reference into this Item 5.02.

Mr. Nachbor, age 41, has served as Senior Vice President, Chief Financial Officer of Sharper Image Corporation, a specialty retailer, since February 2005. From April 2003 until joining Sharper Image, Mr. Nachbor served as Senior Vice President, Corporate Controller of Staples, Inc., an office products retailer. Prior to joining Staples, Mr. Nachbor was the Vice President of Finance of Victoria’s Secret Direct, a division of Limited Brands, Inc. from December 2000 to April 2003 and Vice President of Financial Planning and Analysis for Limited Brands from February 2000 to December 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	September 28, 2005	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary